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                                                                    EXHIBIT 10.3

                       RECEIVABLES CONTRIBUTION AGREEMENT


                         OAKWOOD ACCEPTANCE CORPORATION

                                    (Seller)


                  OAKWOOD ADVANCE RECEIVABLES COMPANY, L.L.C.


                                    (Issuer)


                         Dated as of September 28, 2001




             OAC ADVANCE RECEIVABLES BACKED NOTES, SERIES 2001-ADV


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                       RECEIVABLES CONTRIBUTION AGREEMENT

         This RECEIVABLES CONTRIBUTION AGREEMENT (this "Agreement") is made as of September 28, 2001, by and between OAKWOOD ACCEPTANCE CORPORATION, a North Carolina corporation (together with any successors, the "Seller"), and OAKWOOD ADVANCE RECEIVABLES COMPANY, L.L.C., a Nevada limited liability company (the "Issuer").

                                    RECITALS

         A. The Issuer is a special purpose limited liability company, the sole member of which is the Seller.

         B. The Issuer, Oakwood Acceptance Corporation, individually ("OAC") and as REMIC servicer (the "REMIC Servicer") and The Chase Manhattan Bank, as trustee (the "Trustee"), as verification agent (the "Verification Agent") and as paying agent (the "Paying Agent") propose to enter into an Indenture (the "Indenture") dated as of September 28, 2001 pursuant to which the OAC Advance Receivables Backed Notes, Series 2001-ADV (the "Notes") will be issued.

         C. The Notes to be issued by the Issuer pursuant to the Indenture will be collateralized by certain Receivables and related property and certain monies in respect thereof now owned and to be hereafter acquired by the Issuer.

         D. As of the date hereof, the Seller has a 100% membership interest in the Issuer and, in consideration of the transfer to the Issuer of the Aggregate Receivables and related property, BEGINNING ON THE CLOSING DATE, both THEN owned and THEREAFTER acquired by the Seller, upon the terms and subject to the conditions set forth in this Agreement, the Issuer has agreed to pay to the Seller a purchase price (for each Receivable, its "Purchase Price") in an amount equal to the "Funding Amount" (as defined in the Indenture) for such Receivable. To the extent the Purchase Price paid in cash by the Issuer for any Receivable is less than 100% of the fair market value thereof, the Seller shall be deemed to have contributed the balance of the fair market value of the Receivable to the capital of the Issuer.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the above premises and of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1.        DEFINITIONS.

         This Agreement is entered into in connection with the terms and conditions of the Indenture. Any capitalized term used but not defined herein shall have the meaning given to it in the Indenture.


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         "Advance Financing Person" shall have the meaning specified in the related REMIC Pooling Agreement.

         "Aggregate Receivables" means all Initial Receivables and all Additional Receivables under a Designated REMIC Trust sold and/or contributed by the Seller to the Issuer hereunder.

         "Aggregate Receivables Balance" means as of any date of determination and with respect to the Aggregate Receivables, the aggregate current outstanding amount of such Aggregate Receivables.

         "Asset-Based REMIC Trusts" shall have the meaning assigned to such term in Section 2(a) of this Agreement.

         "CLOSING DATE" MEANS OCTOBER 2, 2001.

         "Designated REMIC Trusts" means the REMIC Trusts listed on Schedule 1 hereto, as amended or modified from time to time in accordance with the terms and conditions hereunder, subject to the provisions of Section 2(a).

         "Initial Receivables" shall have the meaning specified in Section
2(a).

         "Initial Receivables Balance" means the aggregate Receivables Balance of the Initial Receivables.

         "Lien" means any security interest, lien, charge, pledge, equity or encumbrance of any kind.

         "Purchase Price" has the meaning assigned to that term in paragraph D. in the "RECITALS" section of this Agreement.

         "Qualified Insurer" means, with respect to any required insurance policy or bond, an insurance company or security or bonding company qualified to issue such policy or bond in the relevant jurisdiction and who has a "financial strength" and/or "claims paying ability" rating of at least "BBB" from the Rating Agency or, if not rated by the Rating Agency, a comparable rating from at least two nationally recognized statistical rating organizations.

         "Receivable" means the contractual right to reimbursement from a REMIC Trust for a P&I Advance made by OAC as REMIC Servicer in connection with such REMIC Trust, which P&I Advance has not previously been reimbursed, and which P&I Advance has been Granted to the Trust Estate by the Issuer under the Indenture, and including all rights of OAC to enforce payment of such obligation under the related REMIC Pooling Agreement.

         "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.


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         SECTION 2.        TRANSFER AND ASSIGNMENT OF RECEIVABLES.

                  (a) On the Closing Date, the Seller shall, subject to the provisions hereof, sell and contribute to the Issuer, and the Issuer shall acquire from the Seller, the contractual rights to reimbursement for all P&I Advances existing as of the Closing Date under the REMIC Pooling Agreements with respect to the Designated REMIC Trusts (except the Asset-Based REMIC Trusts) together with all rights of the Seller to enforce such rights to reimbursement (the "Initial Receivables"). No Asset-Based Receivables related to any Asset-Based REMIC Trust listed on Attachment A to Schedule 1 (the "Initial Asset-Based REMIC Trusts") shall be sold or contributed by the Seller to the Issuer, and each Initial Asset-Based REMIC Trust shall not be a Designated REMIC Trust, in each case until the Majority Noteholders are satisfied that the Seller's accounting system properly and accurately accounts for and reports the creation and reimbursement of the Asset-Based Receivables related to such Asset-Based REMIC Trust. Pursuant to Section 6.12 of the Indenture, the Majority Noteholders shall deliver written notice of such satisfaction at such time as the Seller shall have demonstrated such ability to the satisfaction of the Majority Noteholders. Upon delivery by the Majority Noteholders to the Seller of a written instrument confirming such satisfaction with respect to any Initial Asset-Based REMIC Trust(s), such Trust(s) identified in such instrument shall be eligible for inclusion in the Designated REMIC Trusts, and, on the Business Day following that date (the "Asset-Based Receivables Acceptance Date" for those REMIC Trusts identified in the instrument delivered by the Majority Noteholders), subject to the provisions hereof, the Seller shall sell and contribute to the Issuer, and the Issuer shall acquire from the Seller, the contractual rights to reimbursement for P&I Advances existing as of such Asset-Based Receivables Acceptance Date under the REMIC Pooling Agreements with respect to such Asset-Based REMIC Trusts, together with all rights of the Seller to enforce such rights to reimbursement. The Receivables sold and contributed to the Issuer on the Asset-Based Receivables Acceptance Dates are referred to herein as the "Initial Asset-Based Receivables." After the Closing Date and during the Funding Period, upon the making of a P&I Advance under a REMIC Pooling Agreement, the Seller automatically and without any further action on its part shall sell and contribute to the Issuer and the Issuer shall accept the right to be reimbursed by the Designated REMIC Trust for such P&I Advance together with all rights of the Seller to enforce such rights to reimbursement under the related REMIC Pooling Agreement (each, an "Additional Receivable"). The Aggregate Receivables at any time of determination shall consist of the Initial Receivables, the Initial Asset-Based Receivables sold and contributed to the issuer prior to such time of determination, and the Additional Receivables sold and contributed to the Issuer prior to such time of determination.

                  (b) The REMIC Trusts that constitute the Designated REMIC Trusts as of the Closing Date are listed on Attachment B to Schedule 1 attached hereto (Schedule 1 is referred to herein as the "Designated Trust Schedule"). Each Asset-Based REMIC Trust listed on Attachment A to Schedule 1 shall automatically be included among the Designated REMIC Trusts on the related Asset-Based Receivables Acceptance Date upon the occurrence of the conditions specified in Section 2(a) above. In addition, the Seller may at any time designate any other REMIC Trust as a Designated REMIC Trust under this Agreement (each such REMIC Trust so designated being sometimes referred to herein as an "Added REMIC Trust") with the prior written consent of the Majority Noteholders by executing with the Issuer an updated Designated Trust



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Schedule and delivering a copy of such executed updated Designated Trust
Schedule to the Trustee and Noteholders. Upon such designation, all rights to reimbursement for P&I Advances relating to such Added REMIC Trust as of such date of designation shall be sold and contributed hereunder to the Issuer and shall be Granted to the Trust Estate pursuant to the terms of the Indenture. Following any such designation of a REMIC Trust as a Designated REMIC Trust, the Issuer shall withdraw or cause to be withdrawn the P&I Advance Reimbursement Amount from the related Certificate Accounts, pursuant to the related REMIC Pooling Agreements. The Issuer shall deliver or cause to be delivered the portion of the P&I Advance Reimbursement Amount that constitutes Net Proceeds to the Advance Financing Person. The Seller may at any time with the prior written consent of the Majority Noteholders, in their sole and absolute discretion, remove a REMIC Trust as a Designated REMIC Trust under this Agreement (each such REMIC Trust so removed being sometimes referred to herein as a "De-Designated REMIC Trust"). Upon receipt of such consent, the Seller and the Issuer shall execute an updated Designated Trust Schedule and deliver a copy thereof to the Trustee, the Noteholders and the Issuer. Such prior written consent of the Majority Noteholders is not required for the Seller to remove a REMIC Trust as a Designated REMIC Trust under this Agreement if:

                           (i) OAC engages a financial guarantor to guarantee the Notes;

                           (ii) such financial guarantor is MBIA Insurance Corporation ("MBIA"), Ambac Assurance Corporation ("AMBAC"), Financial Security Assurance Inc. ("FSA") or Financial Guaranty Insurance Company ("FGIC") or any other financial guarantor that is rated Aaa, AAA and AAA by Moody's, Fitch and Standard and Poors, respectively;

                           (iii)    the financial guarantee is a timely
         interest guarantee;

                           (iv)     the financial guarantee guarantees
         principal no later than the Final Payment Date; and

                           (v) any amendment to the Transaction Documents required to engage such financial guarantor is subject to and so receives the reasonable approval of the Majority Noteholders.

Upon such removal, (i) all Receivables related to such De-Designated REMIC Trust shall be released from the lien of the Indenture, and (ii) all rights to reimbursement for P&I Advances related to such De-Designated REMIC Trust arising on or after the date of such release shall not be sold or contributed to the Issuer, and shall not be included in any calculation of Additional Receivables. Each such Designated Trust Schedule is incorporated by this reference into this Agreement.

                  (c) Subject to the terms and conditions contained herein, the Seller hereby sells, assigns, conveys, contributes and transfers to the Issuer without recourse, and the Issuer hereby accepts, all of the Seller's right, title and interest in, to and under the following described property and interests in property (the "Contributed Assets"):

                           (i)      as of the Closing Date, the Initial
         Receivables with respect to the Designated REMIC Trusts identified on Attachment B to Schedule 1 attached hereto and


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         entered into between the Seller and the Issuer, delivered by the
         Seller to the Issuer and the Trustee and all monies due thereon or paid thereunder or in respect thereof on and after the Closing Date;

                           (ii) as of the related Asset-Based Receivables Acceptance Date, the Initial Asset-Based Receivables with respect to the REMIC Trusts identified on Attachment A to Schedule 1 attached hereto which are accepted by the Majority Noteholders as of such Asset-Based Receivables Acceptance Date, as described in Section 2(a) above, and all monies due thereon or paid thereunder or in respect thereof on and after the Asset-Based Receivables Acceptance Date;

                           (iii) after the Closing Date (or after the related Asset-Based Receivables Acceptance Date in the case of the Initial Asset-Based Receivables with respect to any Asset-Based REMIC Trust) and during the Funding Period, all right, title and interest of the Seller to Additional Receivables as of the date of creation thereof with respect to the Designated REMIC Trusts identified on the Designated Trust Schedule attached hereto, as updated and amended from time to time, including without limitation, the right to receive Aggregate Servicing Amounts;

                           (iv) copies of all books, records and documents relating to the Aggregate Receivables in any medium including without limitation paper, tapes, disks and other electronic media; and

                           (v) all proceeds, products, rents and profits of any of the foregoing and all other amounts payable in respect of the foregoing.

                  (d)      [RESERVED]

                  (e) It is the intention of the Seller and the Issuer that each transfer and assignment contemplated by this Agreement shall constitute a sale and/or contribution and absolute assignment of the Contributed Assets from the Seller to the Issuer and that the Contributed Assets shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. The Seller agrees to execute and file all filings (including filings under the UCC) necessary in any jurisdiction to provide third parties with notice of the sale and/or contribution and assignment of the Contributed Assets pursuant to this Agreement to perfect such sale, contribution and assignment and to perfect the first priority security interest in the Contributed Assets (as referenced in Section 2(f)) under the UCC.

                  (f) Although the parties hereto intend that the transfer and assignment contemplated by this Agreement be a true sale and/or contribution outright and not as security, in the event such transfer and assignment is deemed to be other than a sale and/or contribution, the parties intend that (i) all filings described in the foregoing paragraph shall give the Issuer a first priority perfected security interest in, to and under the Contributed Assets, and other property conveyed hereunder and all proceeds of any of the foregoing and (ii) this Agreement shall be a security agreement and shall be deemed to be the grant of a security interest from the Seller to the Issuer in the Contributed Assets and the Issuer shall have all rights, powers and privileges of


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a secured party under the UCC. In furtherance of the foregoing intent, the
Seller hereby grants to the Issuer a security interest in the Contributed Assets to secure the obligations of the Seller to the Issuer under the related Transaction Documents.

                  (g) In connection with the foregoing conveyance, the Seller shall ensure that, from and after the time of sale and/or contribution and conveyance of the Aggregate Receivables to the Issuer under this Agreement, the records (including any computer records and back-up archives) maintained by or on behalf of the Seller that refer to any Aggregate Receivable indicate clearly the interest of the Issuer in such Aggregate Receivable and that such Aggregate Receivable is owned by the Issuer. Indication of the Issuer's ownership of an Aggregate Receivable shall be deleted from or modified on such records when, and only when, such Aggregate Receivable has been paid in full, repurchased or assigned by the Issuer.

                  (h) The Seller has notified the related REMIC Trustees with respect to the initial Designated REMIC Trusts of the assignment, transfer of ownership and pledge of Aggregate Receivables related to such REMIC Trusts, including the related P&I Advance Reimbursement Amounts, pursuant to amendments to the related REMIC Pooling Agreements. In the event any additional REMIC Trusts are added as Designated REMIC Trusts in the future, the Seller shall similarly notify the related REMIC Trustees and any other parties to the related REMIC Pooling Agreements.

                  (i) The Seller agrees that all Contributed Assets transferred, assigned and delivered to the Issuer hereunder shall comply with all the representations and warranties set forth in this Agreement and all other Transaction Documents.

                  (j) On each Funding Date on or prior to which Additional Receivables are or have been sold and/or contributed to the Issuer and for which the Issuer shall pay the related Purchase Price, the Seller and the Issuer shall execute a Schedule of Receivables which shall list the Aggregate Receivables with respect to the Designated REMIC Trusts described therein and any related Contributed Assets that are subject to the provisions hereof and the other Transaction Documents as of such Funding Date.

         SECTION 3.        SELLER'S ACKNOWLEDGMENT AND CONSENT TO ASSIGNMENT.

         Seller hereby acknowledges that the Issuer has Granted to the Trustee, on behalf of the Noteholders, the rights of the Issuer as Purchaser under this Agreement, including, without limitation, the right to enforce the obligations of the Seller hereunder. The Seller hereby consents to such Grant by the Issuer to the Trustee in the Indenture. The Seller acknowledges that the Trustee shall be a third party beneficiary in respect of the representations, warranties, covenants, rights and benefits arising hereunder that are so Granted by the Issuer. Moreover, the Seller hereby authorizes and appoints as its attorney-in-fact the Issuer and the Trustee, as the Issuer's assignee, on behalf of the Seller, to execute and deliver such documents or certificates as may be necessary in order to enforce its rights to or collect under the Receivables.

         SECTION 4.        REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF
SELLER.

         The Seller hereby makes the following representations and warranties for the benefit of the Issuer and the Noteholders on which the Issuer is relying in accepting the Aggregate


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Receivables and executing this Agreement and on which the Noteholders are relying in purchasing the Notes. The representations are made as of the CLOSING DATE, and as of each date of sale and/or contribution of the Aggregate Receivables. Such representations and warranties shall survive the transfer, sale, assignment and contribution of any Aggregate Receivables to the Issuer and are as follows:

                  (a) Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina with corporate power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and now has and so long as any Notes are outstanding, will continue to have, power, authority and legal right to acquire, own, hold, transfer, assign and convey the Aggregate Receivables.

                  (b) Due Qualification. The Seller is and will continue to be duly qualified to do business as a foreign corporation in good standing, and has obtained and will keep in full force and effect all necessary licenses, permits and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses, permits or approvals and as to which the failure to obtain or to keep in full force and effect such licenses, permits or approvals would have a material and adverse impact upon the value or collectability of the Aggregate Receivables.

                  (c) Power and Authority. The Seller has and will continue to have all requisite corporate power and authority to own the Aggregate Receivables, to execute and deliver this Agreement, the Indenture, each Schedule of Receivables and any and all other instruments and documents necessary to consummate the transactions contemplated hereby (the "Seller's Related Documents") and to perform each of its obligations under this Agreement and under the Seller's Related Documents, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Seller's Related Documents by the Seller, the performance by the Seller of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have each been duly authorized by the Board of Directors of the Seller and no further corporate actions are required to be taken by the Seller in connection therewith.

                  (d) Valid Transfer; Binding Obligation. Upon the execution and delivery of this Agreement and each Schedule of Receivables by each of the parties hereto, this Agreement shall evidence a valid sale, transfer, assignment and contribution of the Aggregate Receivables, which is enforceable against creditors of and purchasers from the Seller, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles. This Agreement and each of the other Transaction Documents to which the Seller is a party has been, or when delivered will have been duly executed and delivered and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.

                  (e) No Violation. Neither the execution, delivery and performance of this Agreement, the other Transaction Documents or the Seller's Related Documents by the Seller


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nor the consummation by the Seller of the transactions contemplated hereby or thereby nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Seller's Related Documents or the other Transaction Documents to which the Seller is a party (i) will violate the articles of incorporation or the bylaws or other organizational documents of the Seller,
(ii) will constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in a breach or acceleration of, any material indenture, agreement or other material instrument to which the Seller or any of its subsidiaries is a party or by which it is bound, or which may be applicable to the Seller, (iii) constitutes a default (whether with notice or lapse of time or both), or results in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Seller, under the terms of any of the foregoing or (iv) violates any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to the Seller or its properties.

                  (f) No Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Seller's knowledge, threatened, against or affecting the Seller: (i) in which a third party not affiliated with the Trustee or a Noteholder asserts the invalidity of any of the Transaction Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Transaction Documents, (iii) except as set forth in Schedule 3, seeking any determination or ruling that should reasonably be expected to materially and adversely affect
(A) the performance by the Seller or its Affiliates of their obligations under, or the validity or enforceability of, any of the Transaction Documents or (B) the condition (financial or otherwise), business or operations of the Seller, or (iv) relating to the Seller or its Affiliates and which should reasonably be expected to adversely affect the federal income tax attributes of the Notes.

                  (g)      [RESERVED]

                  (h)      No Violation of Exchange Act or Regulations T, U or
X. None of the transactions contemplated in the Transaction Documents (including the use of the proceeds from the sale of the Notes) will result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

                  (i)      [RESERVED]

                  (j) All Consents Obtained. All approvals, authorizations, consents, orders or other actions of any persons or of any governmental body or official required in connection with the execution and delivery by the Seller of this Agreement and the Transaction Documents to which the Seller is a party, the performance by the Seller of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment by the Seller of the terms hereof and thereof, have been obtained.

                  (k) Not an Investment Company. The Seller is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act, and none of the execution, delivery or performance of obligations under this


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Agreement or any of the Seller's Related Documents, or the consummation of any of the transactions contemplated thereby (including, without limitation, the sale and contribution of the Contributed Assets hereunder) will violate any provision of the Investment Company Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

                  (l) All Tax Returns True, Correct and Timely Filed. All material tax returns required to be filed by the Seller in any jurisdiction have in fact been filed and all taxes, assessments, fees and other governmental charges upon the Seller or upon any of its properties, income or franchises shown to be due and payable on such returns have been paid other than those being contested in good faith and for which an adequate reserve has been established in accordance with GAAP. To the best of the Seller's knowledge all such tax returns were true and correct in all material respects and the Seller knows of no proposed material additional tax assessment against it nor of any basis therefor. The provisions for taxes on the books of the Seller and each subsidiary are in accordance with generally accepted accounting principles.

                  (m) No Restrictions on Seller Affecting Its Business. The Seller is not a party to any contract or agreement, or subject to any charter or other corporate restriction which materially and adversely affects its business.

                  (n) Perfection of Security Interest. All filings and recordings as may be necessary to perfect the interest of the Issuer in the Aggregate Receivables have been accomplished and are in full force and effect. After giving effect to these filings the Issuer will have a valid first priority perfected security interest in the Aggregate Receivables not subject to prior liens. The Seller will from time to time, at its own expense, execute and file such additional financing statements (including continuation statements) as may be necessary to ensure that at any time, the interest of the Issuer, the Trustee and the Noteholders in all of the Aggregate Receivables are fully protected.

                  (o) All Taxes, Fees and Charges Relating to Transaction and Transaction Documents Paid. Any taxes, fees and other governmental charges due and payable by the Seller in connection with the execution and delivery of the Agreement and the transactions contemplated hereby have been or will be paid by the Seller at or prior to the Closing Date.

                  (p)      RESERVED.

                  (q) No Broker, Finder or Financial Adviser Other Than Credit Suisse First Boston. Neither the Seller nor any of its officers, directors, employees or agents has employed any broker, finder or financial adviser other than Credit Suisse First Boston Corporation or incurred any liability for fees or commissions to any person other than Credit Suisse First Boston Corporation in connection with the offering, issuance or sale of the Notes. All fees and commissions payable to Credit Suisse First Boston Corporation and to any such entity shall be paid by the Seller and the Seller agrees to indemnify, defend and hold harmless the Noteholders from and against any and all claims, liabilities, damages and related costs and expenses (including, without limitation reasonable attorneys fees and disbursements) relating to or arising out of such fees and commissions.

                  (r) Location of Jurisdiction of Organization and Records. The principal place


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of business and chief executive office of the Seller, and the office where the
Seller maintains all of its records, is located at 7800 McCloud Road, Greensboro, NC 27409-9634; provided that, at any time after the Closing Date, upon 30 days' prior written notice to each of the Issuer, the Noteholders and the Trustee, the Seller may relocate its jurisdiction of incorporation, principal place of business and chief executive office, and/or the office where it maintains all of its records, to another location or jurisdiction, as the case may be within the United States to the extent that the Seller shall have taken all actions necessary or reasonably requested by the Issuer, the Majority Noteholders or the Trustee to amend its existing financing statements and continuation statements, and file additional financing statements and to take any other steps reasonably requested by the Issuer, the Majority Noteholders or the Trustee to further perfect or evidence the rights, claims or security interests of any of the Issuer or any assignee or beneficiary of the Issuer's rights under this Agreement, including the Trustee and the Noteholders under any of the Transaction Documents; provided, however, that the prerequisites set forth in this sentence shall not apply to the merger contemplated by the following sentence, if all preconditions specified in the following sentence are satisfied. It is understood and agreed that the Seller intends to merge into Oakwood Acceptance Corporation, LLC, a Delaware limited liability company (the "Successor") on or around September 30, 2001, and that, prior to effecting the merger, (1) OAC shall ensure that the Successor executes an assignment and assumption agreement substantially in the form of Exhibit B attached hereto on or before the Closing Date, and (2) the Seller shall file financing statements in Delaware naming the Successor as debtor, the Issuer as secured party, and the Trustee as assignee of the secured party, with the same collateral description as that provided with respect to the UCC-1 financing statements filed naming such parties in such capacities with the North Carolina Secretary of State and in Guilford County, North Carolina, in connection with the closing of the transactions contemplated hereby.

                  (s) Ownership of the Issuer. One hundred percent (100%) of the membership interests in the Issuer are directly owned (both beneficially and of record) by the Seller. Such membership interests are fully paid and nonassessable and no one other than the Seller has any rights to acquire membership interests in the Issuer.

                  (t) Solvency. The Seller, both prior to and after giving effect to each sale and contribution of Aggregate Receivables with respect to the Designated REMIC Trusts identified in a Schedule of Receivables on the Closing Date or on any date of sale or contribution thereafter (i) is not, and will not be, "insolvent" (as such term is defined in ss. 101(32)(A) of the Bankruptcy Code), (ii) is, and will be, able to pay its debts as they become due, and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

                  (u) Reporting and Accounting Treatment. For reporting and accounting purposes, and in its books of account and records, the Seller will treat the conveyance of Aggregate Receivables pursuant to this Agreement as an absolute sale, assignment and contribution to the capital of the Issuer of the Seller's full right, title and ownership interest in each such Aggregate Receivable and the Seller has not accounted for or treated in any other manner and will not account for or treat the transactions in any other manner. If a third party, including a potential purchaser of the Aggregate Receivables, should inquire, the Seller will promptly indicate that the Aggregate Receivables have been sold, assigned and contributed and will claim no ownership interest therein.

                  (v) Location of Receivable Files. As of the Closing Date and as of each Payment Date, each Receivable File is kept by OAC, as Custodian, at 7800 McCloud Road, Greensboro, NC 27409-9634, or such other address permitted pursuant to Section 2.05(b) of the Indenture.

                  (w) Necessary Actions Taken. The Seller has performed all actions necessary to sell, contribute and absolutely assign the Aggregate Receivables to the Issuer, including, without limitation, any necessary notifications to the REMIC Trustee or other parties.

                  (x) Delivery of Documents. All of the REMIC Pooling Agreements have been delivered to the Issuer, and such copies constitute true and correct copies of such agreements and there are no amendments, modifications, or other agreements pertaining to the REMIC Pooling Agreements which would affect the Aggregate Receivables which have not been delivered to the Issuer as of the date hereof.

                  (y) No Fraudulent Conveyance. The Seller is not selling and contributing the Aggregate Receivables to the Issuer with any intent to hinder, delay or defraud any of its creditors.

                  (z) Financial Statements. The consolidated balance sheets of Oakwood Homes as at September 30, 2000 and for the fiscal year then ended and as at June 30, 2001 and for the nine-month period then ended, and the related consolidated statements of income, fairly present the financial condition and operations of Oakwood Homes as at such dates and the results of the operations of Oakwood Homes for the periods ended on such dates (subject to normal year end adjustments), all in accordance with generally accepted accounting principles consistently applied.

                  (aa)     Aggregate Receivables.

                           (i) Each Aggregate Receivable is payable in United States dollars and has been created pursuant to a REMIC Pooling Agreement between the Seller and the trustee of a REMIC Trust, in accordance with the terms of such REMIC Pooling Agreement and with the customary procedures and in the ordinary course of business of the Seller and is being transferred, sold, assigned and contributed by the Seller to the Issuer hereunder. Each Aggregate Receivable arises from a P&I Advance for which the REMIC Servicer is entitled to reimbursement pursuant to a REMIC Pooling Agreement.

                           (ii) The rights to reimbursement for the P&I Advances under each REMIC Pooling Agreement are eligible for assignment and Grant to the Trust Estate and such assignment and Grant will not violate the terms or require any consent under the related REMIC Pooling Agreement or any other document or agreements to which the Seller is a party or to which its assets or properties are subject, except any such consents of lenders to Oakwood Homes as have been previously obtained.

                           (iii) The information set forth in any Schedule of Receivables hereto shall be true and correct as of the Closing Date and each date of delivery thereof.

                           (iv) It is the intention of the Seller that the transfer and assignment herein contemplated, taken as a whole, constitute a sale and/or contribution and assignment of the Aggregate Receivables from the Seller to the Issuer and that the Aggregate Receivables shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Aggregate Receivable has been sold, transferred, contributed, assigned or pledged by the Seller to any Person other than the Issuer. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Aggregate Receivable, free and clear of all Liens and rights of others; immediately upon the transfer and assignment thereof, the Issuer will have good and marketable title to each Aggregate Receivable, free and clear of all Liens and rights of others; and the transfer and assignment herein contemplated has been perfected under the UCC and any other applicable law.

                           (v) As of any date of sale and/or contribution of Aggregate Receivables, with respect to the Aggregate Receivables transferred on such date, the Seller has not taken any action that, or failed to take any action the omission of which, would materially impair the rights of the Issuer with respect to any Aggregate Receivable.

                           (vi) As of any date of sale and/or contribution of Aggregate Receivables, with respect to the Aggregate Receivables transferred on such date, no Aggregate Receivable has been identified by the Seller or reported to the Seller by the related REMIC Trust as having resulted from fraud perpetrated by any Person with respect to the related account.

                           (vii)    All filings (including UCC filings)
         necessary in any jurisdiction to provide third parties with notice of the transfer, sale, contribution and assignment herein contemplated, to perfect the transfer, sale and contribution of the Aggregate Receivables hereunder and to give the Issuer a complete ownership interest or (in the event that such transfer is not deemed an absolute assignment, sale and contribution) a security interest in the Aggregate Receivables that is prior to any other interest held by any other person (except the Trustee on behalf of the Noteholders) shall have been made.

                           (viii) No Aggregate Receivable is secured by "real property" or "fixtures" or evidenced by an "instrument" under and as defined in the UCC.

                           (ix) Each Aggregate Receivable is and shall continue to be the legal, valid and binding obligation of the related REMIC Trust and is and shall continue to be enforceable in accordance with its terms. Each P&I Advance complied with all laws, including those relating to consumer protection, is valid and enforceable and at the time sold and contributed to the Issuer, will not be subject to any set-off, counterclaim or other defense to payment by the Obligor or any other person.

                           (x) Each Aggregate Receivable is entitled to be paid, has not been repaid in whole or in part or been compromised, adjusted, extended, satisfied, subordinated, rescinded, amended or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, amendment or modification by the Seller.

                           (xi) Each REMIC Pooling Agreement provides that it is governed by and is to be construed in accordance with the laws of the Commonwealth of Virginia, the State of New York or the State of North Carolina.

                           (xii) Each Aggregate Receivable is assignable by the Seller, the Issuer and their successors and assigns without the consent of any other Person (except any such consent that shall have been obtained) and upon acquiring the Aggregate Receivables the Issuer will have the right to pledge the Receivables without the consent of any other Person and without any other restrictions on such pledge.

                           (xiii)   The Seller has not taken (or omitted to
         take) and will not take (or omit to take), and has no notice that any other party has taken (or omitted to take) or will take (or omit to take) any action that could impair the collectibility of any Aggregate Receivable.

                           (xiv) Each Aggregate Receivable is, and the creation thereof was, in compliance with all applicable laws rules and regulations.

                           (xv) It is the intention of the Seller that the transfer and assignment herein contemplated, taken as a whole, constitute a sale and/or contribution and assignment of the Aggregate Receivables from the Seller to the Issuer and that the Aggregate Receivables shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. If and to the extent this Agreement does not create a true sale of the Aggregate Receivables from the Seller to the Issuer, however, this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Aggregate Receivables in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Seller.

                           (xvi) The Aggregate Receivables constitute "general intangibles" within the meaning of the applicable UCC.

                           (xvii) The Seller owns and has good and marketable title to the Aggregate Receivables free and clear of any Liens of any Person.

                           (xviii) The Seller has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Aggregate Receivables granted to the Issuer hereunder.

                           (xix)    Other than the ownership interest
         transferred, or the security interest granted, to the Issuer pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Aggregate Receivables. The Seller has not authorized the filing of and is not aware of any financing statement against the Seller that includes a description of collateral covering the

         Aggregate Receivables other than any financing statement related to the security interest granted to the Issuer hereunder or (ii) that has been terminated.

                  (bb) Information. No document, certificate or report furnished by the Seller, in writing pursuant to this Agreement, any other Transaction Document or in connection with the transactions contemplated hereby or thereby contains or will contain when furnished any untrue statement of a material fact. There are no facts relating to and known by the Seller which when taken as a whole, materially adversely affect the financial condition or assets or business of the Seller, or which may impair the ability of the Seller to perform its obligations under this Agreement or any other Transaction Document, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of the Seller pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby. All books, records and documents delivered or contributed to the Issuer are and will be true, correct and complete.

                  (cc) No Deficiency Accumulation. The Seller has not incurred any "accumulated funding deficiency" (as such term is defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code) with respect to any "employee benefit plan" (as such term is defined under ERISA) sponsored by the Seller.

                  (dd) Fair Consideration. The Seller received fair consideration and reasonably equivalent value in exchange for the transfer of the Aggregate Receivables to the Issuer.

                  (ee) Bulk Transfer. No sale, contribution, transfer, assignment or conveyance of Aggregate Receivables by the Seller to the Issuer contemplated by this Agreement will be subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                  (ff) Name. The legal name of the Seller is as set forth in this Agreement and the Seller does not have any tradenames, fictitious names, assumed names or "doing business" names other than Nationwide Mortgage Company, Destiny Financial Services and Golden Circle Financial Services.

                  (gg) Default. The Seller is not in default under any material agreement, ontract, instrument or indenture to which the Seller is a party or by which it or its properties is or are bound (including without limitation, each REMIC Pooling Agreement), or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

                  (hh) No Adverse Change. Since September 30, 2000, there has been no change in the business, operations, financial condition, properties or assets of the Seller which would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document or materially adversely affect the transactions contemplated under this Agreement or any other Transaction Document, except as disclosed in the reports filed by Oakwood Homes and its Affiliates since September 30, 2000 with the Securities and Exchange Commission, listed on Schedule 2 attached hereto.

                  (ii) Repayment of Receivables. The Seller has no reason to believe that at the time of the transfer of the Aggregate Receivables to the Issuer pursuant hereto, the Aggregate Receivables will not be paid in full.

                  (jj) Amendments. Each amendment to each REMIC Pooling Agreement provided to the Noteholders (a) is a true, correct and complete copy of such amendment, (b) is in full force and effect and (c) is the legal, valid and binding obligation of each party thereto, enforceable against each such party in accordance with the terms thereof. Other than the amendments to the REMIC Pooling Agreements that have been provided to the Noteholders, no other amendments to any REMIC Pooling Agreement exist. Each REMIC Pooling Agreement, as amended, is in full force and effect and no default exists thereunder. Each REMIC Pooling Agreement has been amended by an amendment in substantially the form of the form amendment attached as Exhibit A hereto that is identified as applicable to that REMIC Pooling Agreement.

                  (kk) Mortgage Loans. Each of the representations and warranties relating to the Assets made in the related REMIC Pooling Agreement were true and correct at the time such representations and warranties were made.

         SECTION 5.        REMEDIES UPON BREACH

         The Issuer or the Seller, as the case may be, shall, and the Trustee or any Noteholder may, inform the Issuer or the Seller (as applicable) and the Trustee and the Noteholders promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties hereunder that pertain to a Receivable, which breach materially and adversely affects the interests of the Noteholders in such Receivable. Unless such breach shall have been cured or waived within thirty (30) days after the earlier to occur of the discovery of such breach by the Issuer or the Seller (as applicable) or receipt of written notice of such breach by the Issuer or the Seller (as applicable), such that the relevant representation and warranty shall be true and correct in all material respects as if made on such day, and the Seller shall have delivered to the Trustee an Officer's Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct, the Seller shall indemnify the Issuer against and hold the Issuer harmless from any cost, liability and expense, including without limitation, reasonable attorneys' fees and expenses, whether incurred in enforcement proceedings between the parties or otherwise, incurred as a result of, or arising from, such breach which indemnification shall include, without limitation, payment of an amount at least equal to the Release Payment for the affected Receivable. This Section 5 sets forth the exclusive remedy for a breach of representation or warranty pertaining to a Receivable. Notwithstanding the foregoing, the breach of any representation and warranty identified in Section 4(aa)(xv) through 4(aa)(xix), inclusive, shall not be waived by the Issuer under any circumstances.

         SECTION 6.        [RESERVED]

         SECTION 7.        TERMINATION.

         This Agreement (a) may not be terminated prior to the termination of the Indenture and (b) may be terminated at any time thereafter by either party upon written notice to the other party.

         SECTION 8.        GENERAL COVENANTS OF SELLER.

         The Seller covenants and agrees that from the Closing Date until the termination of the Indenture.:

                  (a)      RESERVED

                  (b)      RESERVED

                  (c) Investments. The Seller hereby covenants that it will not without the prior written consent of the Majority Noteholders (which consent shall not be unreasonably conditioned, withheld or delayed), acquire or hold any indebtedness for borrowed money of another person, or any capital stock, debentures, partnership interests or other ownership interests or other securities of any Person, other than (i) the Issuer, other special purpose, bankruptcy remote limited liability companies or other special purpose, bankruptcy remote, corporations, (ii) receivables of similar type to the Aggregate Receivables, (iii) retail installment sales contracts and mortgage notes and other similar consumer debt, and (iv) investments in its subsidiaries or to acquire new subsidiaries in the consumer or commercial finance business.

                  (d) Merger. Without the prior written consent of the Majority Noteholders (which consent shall not be unreasonably withheld or delayed) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, wind up or dissolution), except for the merger of the Seller with and into Oakwood Acceptance Corporation, LLC, a Delaware limited liability company, as described in Section 4(r) above.

                  (e) Bankruptcy. The Seller shall not take any action in any capacity to file any bankruptcy, reorganization or Insolvency Proceedings against the Issuer, or cause the Issuer to commence any reorganization, bankruptcy proceedings, or Insolvency Proceedings under any applicable state or federal law, including without limitation any readjustment of debt, or marshaling of assets or liabilities or similar proceedings. The Seller has not engaged in and does not expect to engage in a business for which its remaining property represents an unreasonably small capitalization. The Seller is not transferring and will not transfer any of the Aggregate Receivables with an intent to hinder, delay or defraud any Person.

                  (f) Legal Existence. The Seller shall do or cause to be done all things necessary on its part to preserve and keep in full force and effect its existence as a corporation in the jurisdiction of its incorporation, and to maintain each of its licenses, approvals, registrations and qualifications in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such licenses, approvals, registrations or qualifications; except for failures to maintain any such licenses, approvals, registrations or qualifications which, individually or in the aggregate, would not have a material adverse effect on the ability of the Seller or the Issuer to perform its obligations hereunder or under any of the other Transaction Documents.

                  (g) Compliance With Laws. The Seller shall comply in all material respects with all laws, rules and regulations and orders of any governmental authority applicable to its operation, the noncompliance with which would have a material adverse effect on the business, financial condition or results of operations of the Seller or on the ability of the Seller or the Issuer to perform their obligations hereunder or under any of the other Transaction Documents.

                  (h) Taxes. The Seller shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Seller or upon its income and profits, or upon any of its property or any part thereof, before the same shall become in default, provided that the Seller shall not be required to pay and discharge any such tax, assessment, charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Seller shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge or levy so contested, or so long as the failure to pay any such tax, assessment, charge or levy would not have a material adverse effect on the ability of the Seller to perform its obligations hereunder or under the REMIC Pooling Agreements.

                  (i) Financial Statements. Oakwood Homes shall maintain its financial books and records in accordance with GAAP. The Seller shall furnish to the Issuer and the Noteholders:

                           (i) Quarterly Statements. As soon as available and in any event within 45 days after the end of each of the first three calendar quarters of each fiscal year of Oakwood Homes, the consolidated balance sheet of Oakwood Homes and the related consolidated statements of income, shareholders' equity and cash flows, each for the period commencing at the end of the preceding fiscal year and ending with the end of such fiscal quarter, prepared in accordance with GAAP consistently applied; and

                           (ii) Annual Statements. As soon as available and in any event within 90 days after the end of each fiscal year of Oakwood Homes, the audited consolidated balance sheets of Oakwood Homes and the related consolidated statements of income, shareholder's equity and cash flows for the fiscal year then ended, each prepared in accordance with GAAP consistently applied and reported on by a firm of nationally recognized independent public accountants.

                           (iii) In the event the Seller prepares and distributes to third parties financial statements for any fiscal period as set forth in (i) and (ii) above, the Seller shall deliver such financial statements to the Issuer, the Noteholders and the Trustee.

                  (j) No Change in Name or Location of Records. The Seller covenants that it shall comply with its representation in Section 4(r) hereof.

                  (k) Separate Identity. The Seller hereby covenants and agrees to take all actions necessary to maintain the Issuer's status as a separate legal entity. The Seller conducts its business solely in its own name and all written and oral communications of the Seller are made solely in the name of the Seller. Neither the assets nor the creditworthiness of the Seller is or are generally held out as being available for the payment of any liability of the Issuer. The Seller views the Issuer as a separate legal entity. The Seller is not liable for the payment of any debt of the Issuer.

                  (l) No Liens, Etc. Against Receivables and Trust Property. The Seller hereby covenants and agrees not to create or suffer to exist (by operation of law or otherwise), any Lien upon or with respect to, any Aggregate Receivables or any of its interest therein, if any, or upon or with respect to any of its interest in any Account, or assign any right to receive income in respect thereof, except for the Lien created by the Indenture. The Seller shall immediately notify the Trustee and the Noteholders of the existence of any Lien on any Aggregate Receivables and the Seller shall defend, at the Seller's expense, the right, title and interest of each of the Issuer, the Trustee and the Noteholders in, to and under the Aggregate Receivables and Trust Estate, against all claims of third parties.

                  (m) Amendments to REMIC Pooling Agreements. OAC, in its capacity as seller under the REMIC Pooling Agreements, hereby covenants and agrees not to amend the REMIC Pooling Agreements except for such amendments that would not have an adverse effect upon the collectibility or timing of payment of the Aggregate Receivables or the performance of its or the Issuer's obligations under the Transaction Documents or otherwise adversely affect the interest of the Noteholders, without the prior written consent of the Majority Noteholders. OAC will, within five (5) Business Days following the effectiveness of such amendments, deliver to the Trustee and the Noteholders copies of all such amendments.

                  (n) Maintenance of Security Interest. The Seller will from time to time, at its own expense, execute and file such additional financing statements (including continuation statements) as may be necessary to ensure that at any time, the interest of the Issuer, the Trustee and the Noteholder in all of the Aggregate Receivables and the Receivables is fully protected in accordance with the UCC.

                  (o) Losses on Accounts. To the extent that the Issuer fails to make a deposit for losses and investment expenses relating to an investment of funds in the Accounts as required pursuant to Sections 4.01 of the Indenture, the Seller shall deposit such amount to such Accounts.

                  (p) Fidelity Bond and Errors and Omissions Insurance. The Seller shall obtain and maintain at its own expense and keep in full force and effect so long as any Notes are outstanding, a blanket fidelity bond and an errors and omissions insurance policy with one or more Qualified Insurers covering the Seller's officers and employees and other persons acting on behalf of the Seller in connection with its activities under this Agreement meeting the criteria required by the REMIC Pooling Agreement. The Seller shall cause the Trustee, on behalf of the Noteholders, to be named as a loss payee on each such fidelity bond and errors and omissions policy. Coverage of the Seller under a policy or bond obtained by an Affiliate of the Seller and providing the coverage required by this clause (p) shall satisfy the requirements of this clause (p). The Seller will promptly report in writing to the Trustee any material changes that may occur in their respective fidelity bonds, if any, and/or their respective errors and omissions insurance policies, as the case may be, and will furnish to the Trustee copies of all binders and polices or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

                  (q) Keeping of Records and Books of Account. The Seller shall maintain accurate, complete and correct documents, books, records and other information which is reasonably necessary for the collection of all Aggregate Receivables (including, without limitation, records adequate to permit the prompt identification of each new Aggregate Receivable and all collections of, and adjustments to, each existing Aggregate Receivable).

                  (r) Compliance with REMIC Pooling Agreements. The Seller shall not fail to comply with its obligations as the REMIC Servicer under each of the REMIC Pooling Agreements, which failure would have a material adverse effect on the interests of the Noteholders under the Indenture.

         SECTION 9.        PROTECTION OF TRUSTEE'S SECURITY INTEREST IN TRUST
ESTATE.

                  (a) OAC shall maintain accounts and records as to each Aggregate Receivable accurately and in sufficient detail to permit the reader thereof to know at any time following reasonable prior notice delivered to OAC, the status of such Aggregate Receivable, including payments and recoveries made and payments owing.

                  (b) OAC shall maintain its records so that, from and after the time of the granting of the security interest under the Indenture in the Receivables to the Trustee, OAC's records (including computer records any back-up archives) that refer to any Receivables indicate clearly the interest of the Trustee in such Receivables and that the Receivable is held by the Trustee on behalf of the Noteholders. Indication of the Trustee's interest in a Receivable shall be deleted from or modified on OAC's records when, and only when, the Receivable has been paid in full or released from the lien of the Indenture pursuant to the Indenture.

                  (c) If at any time the Issuer or OAC proposes to assign, convey, grant a security interest in, or otherwise transfer any interest in receivables to any prospective purchaser, lender or other transferee, OAC shall give to such prospective acquirer, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable is subject to a security interest in favor of the Trustee unless such Receivable has been paid in full, acquired or assigned pursuant to the Indenture.

         SECTION 10.       INDEMNIFICATION.

                  (a) Without limiting any other rights that an Indemnified Party (as defined herein) may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to any breach of the Seller's obligations under this Agreement or the ownership of the Aggregate Receivables or in respect of any Aggregate Receivable, excluding, however, Indemnified Amounts to the extent resulting from (x)the gross negligence or willful misconduct on the part of such Indemnified Party or (y) the failure of the applicable REMIC Trust to generate sufficient cash flow to pay its Aggregate Receivables.

                  (b) Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified

Party from and against any and all Indemnified Amounts relating to or resulting from:

                           (i) reliance on any representation or warranty made by the Seller under or in connection with this Agreement (except with respect to an Aggregate Receivable, as to which the Issuer's remedies are set forth in Sections 5 and 6 hereof), any other Transaction Document, any report or any other information delivered by the Seller pursuant hereto, which shall have been incorrect in any material respect when made or deemed made or delivered;

                           (ii) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement, or any agreement executed by it in connection with this Agreement or any other Transaction Document or with any applicable law, rule or regulation with respect to any Aggregate Receivable, or the nonconformity of any Aggregate Receivable with any such applicable law, rule or regulation; or

                           (iii) the failure to vest and maintain vested in the Issuer, or to transfer, to the Issuer, legal and equitable title to and ownership of the Aggregate Receivables which are, or are purported to be, Receivables, together with all collections in respect thereof, free and clear of any adverse claim (except as permitted hereunder) whether existing at the time of the transfer of such Aggregate Receivable or at any time thereafter.

                  (c) Any Indemnified Amounts subject to the indemnification provisions of this Section 10 shall be paid to the Indemnified Party within five (5) Business Days following demand therefor. "Indemnified Party" means any of the Issuer, the Trustee and the Noteholders. "Indemnified Amounts" means any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related reasonable costs and reasonable expenses of any nature whatsoever, including reasonable attorneys' fees and disbursements, incurred by an Indemnified Party with respect to this Agreement as a result of a breach by the Seller as described in Section 10(a), including without limitation, the enforcement hereof.

                  (d) Promptly after an Indemnified Party shall have been served with the summons or other first legal process or shall have received written notice of the threat of a claim in respect of which an indemnity may be claimed against the Seller under this Section 10, the Indemnified Party shall notify the Seller in writing of the service of such summons, other legal process or written notice, giving information therein as to the nature and basis of the claim, but failure so to notify the Seller shall not relieve the Seller from any liability which it may have hereunder or otherwise except to the extent that the Seller is prejudiced by such failure so to notify the Seller. The Seller will be entitled, at its own expense, to participate in the defense of any such claim or action and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and, after notice from the Seller to such Indemnified Party to assume the defense of any such action, the Seller will not be liable to such Indemnified Party under this Section 10 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense of any such action unless, (i) the defendants in any such action include both the Indemnified Party and the Seller, and the Indemnified Party (upon the advice of counsel) shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Seller, or one or more Indemnified Parties, and which in the reasonable judgment of such counsel are sufficient to create a conflict of interest for the same counsel to represent both the Seller and such Indemnified Party, (ii) the Seller shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, or (iii) the Seller has authorized the employment of counsel for the Indemnified Party at the expense of the Seller; then, in any such event, described in clauses (i), (ii) and (iii) of this Section 10(d), such Indemnified Party shall have the right to employ its own counsel in such action, and in such event the reasonable fees and expenses of such counsel shall be borne by the Seller; provided, however, that the Seller shall not in connection with any such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. Each Indemnified Party, as a condition of the indemnity agreement contained herein, shall use its commercially reasonable efforts to cooperate with the Seller in the defense of any such action or claim. The Seller shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding or threatened proceeding.

         SECTION 11.       MISCELLANEOUS.

                  (a) This Agreement may not be amended except by an instrument in writing signed by the Seller and the Issuer. In addition, so long as the Notes are outstanding, this Agreement may not be amended without the prior written consent of the Majority Noteholders. Any such amendment requested by Seller shall be at the expense of the Seller.

                  (b) The covenants, agreements, rights and obligations contained in this Agreement shall be binding upon the successors and assigns of the Seller and shall inure to the benefit of the successors and assigns of the Issuer, and all persons claiming by, through or under the Issuer.

                  (c) Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

                  (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws provisions thereof.

                  (e) This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart. Any counterpart hereof signed by a party against whom enforcement of this Agreement is sought shall be admissible into evidence as an original hereof to prove the contents thereof.

                  (f) Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties identified in Sections 4(aa)(xv) through 4(aa)(xix), inclusive, shall survive the termination of the Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Receivables Contribution Agreement to be duly executed as of the date first above written.



                                    OAKWOOD ACCEPTANCE CORPORATION, as Seller

                                    By: /s/ Douglas R. Muir
                                       ----------------------------------------
                                       Name: Douglas R. Muir
                                       Title: Vice President


                                    OAKWOOD ADVANCE RECEIVABLES COMPANY,
                                    L.L.C., as Issuer


                                    By: /s/ Dennis Hazelrigg
                                       ----------------------------------------
                                       Name: Dennis Hazelrigg
                                       Title: President


             Signature Page for Receivables Contribution Agreement

                       [Schedules and Exhibits Omitted.]